UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2016

IGNITE RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10555 Richmond Avenue, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 3, 2016, Ignite Restaurant Group, Inc. (the “Company”) issued a press release reporting financial results for the quarter ended June 27, 2016. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. In the press release, the Company used non-GAAP financial measures discussed in Appendix A hereto (incorporated herein by reference), which contains certain statements of the Company’s management regarding the use and purpose of the non-GAAP financial measures used therein.

The information contained in this Current Report on Form 8-K, including the Exhibits attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 28, 2016, the Company received a letter from the NASDAQ Stock Market stating that the Company was not in compliance with NASDAQ Marketplace Rule 5450(b)(3)(C) because the Market Value of Publicly Held Shares (“MVPHS”) closed below the required minimum of $15,000,000.00 for the previous 30 consecutive business days.

In accordance with NASDAQ rules, the Company has a period of 180 calendar days to regain compliance with the minimum MVPHS rule. If at any time before January 24, 2017, the Company’s MVPHS closes at $15,000,000.00 or higher for a minimum of 10 consecutive business days, NASDAQ will notify the Company that it has regained compliance with the minimum MVPHS rule.

The Company has notified NASDAQ of its intention to regain compliance with the NASDAQ MVPHS requirement. The Company is in compliance with all other NASDAQ listing standards. This notification has no immediate effect on the listing of the Company’s common stock.

If the Company is unable to regain compliance with Rule 5450(b)(3)(C) by January 24, 2017, the Company can submit an application to transfer its securities to the NASDAQ Capital Market, if it meets the continued listing requirements in effect for the NASDAQ Capital Market at that time.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated August 3, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 3, 2016

IGNITE RESTAURANT GROUP, INC.

By:	/s/ Brad A. Leist
Brad A. Leist
Senior Vice President and Chief Financial Officer

APPENDIX A

Use of Non-GAAP Financial Measures

We occasionally utilize financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”) to evaluate our operating performance. These non-GAAP measures are provided to enhance the reader’s overall understanding of our current financial performance. These measurements are used by many investors as a supplemental measure to evaluate the overall operating performance of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Many investors are interested in understanding the performance of our business by comparing our results from ongoing operations from one period to the next and would ordinarily add back events that are not part of normal day-to-day operations of our business. Management and our principal stockholder also use such measures as measurements of operating performance, for planning purposes, and to evaluate the performance and effectiveness of our operational strategies.

These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. We have provided a definition below for these non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these non-GAAP financial measures are useful to investors. In addition, we have provided a reconciliation of these non-GAAP financial measures utilized to their equivalent GAAP financial measures.

Adjusted income (loss) from continuing operations and adjusted income (loss) from continuing operations per share

We calculate adjusted income (loss) from continuing operations by eliminating from income (loss) from continuing operations the impact of items we do not consider indicative of our ongoing operations. Specifically, we believe that these non-GAAP measures provide greater comparability and enhanced visibility into our results of operations, excluding the impact of special charges and certain other expenses. Adjusted income (loss) from continuing operations represents income (loss) from continuing operations less items such as (a) costs related to conversions, remodels and closures, (b) gain on insurance settlements, (c) write-off of debt issuance costs and debt discount, (d) asset impairments, (e) the current and deferred income tax effect of the above described adjustments (calculated using a marginal year-to-date tax rate of 39.0% for the twenty-six weeks ended June 27, 2016 and 39.6% for the twenty-six weeks ended June 29, 2015), and (f) the deferred tax asset valuation allowance. We believe these measures provide additional information to facilitate the comparison of our past and present financial results. We utilize results that both include and exclude the identified items in evaluating business performance. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items. In the future, we may incur expenses or generate income similar to these adjustments.